UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule 14A-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

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☐ Definitive Proxy Statement
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☑ Soliciting Materials Pursuant to Section 240.14a-12

TSR, Inc.
(Name of Registrant as Specified in its Charter)

Zeff Capital, L.P.
Zeff Holding Company, LLC
Daniel Zeff
H. Timothy Eriksen
Bradley M. Tirpak

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FOR IMMEDIATE RELEASE

Zeff Capital Nominates Two Highly Qualified, Independent Candidates
for Election to the Board of Directors of TSR, Inc.

New York, NY – October 10, 2018 – Zeff Capital, L.P. (together with its affiliates, “Zeff Capital”) announced today that it has notified TSR, Inc. (NASDAQ: TSRI) of its intention to nominate two highly qualified, independent director candidates for election to TSR’s board of directors at the upcoming 2018 annual meeting of stockholders. TSR previously announced that the annual meeting will be held on November 28, 2018. Zeff Capital is the largest stockholder of TSR, with beneficial ownership of over 22% of the outstanding common stock.

“It is clear to us that immediate and decisive action is needed to reconstitute TSR’s board of directors and begin to reverse the legacy of failed decisions overseen by the current board and management team,” said Daniel Zeff, president and managing member of Zeff Capital. “From enriching management, to adopting an onerous poison pill, to eliminating the right of stockholders to call special meetings, the board’s actions represent an overt attack on stockholders and stockholder value, and show a disregard for corporate governance. TSR’s board must stop acting in its own interests and begin to show respect to stockholders—the true owners of TSR.”

Mr. Zeff continued, “In nominating two highly qualified and independent director candidates, we are pleased to offer stockholders a real choice on the leadership of their company at this year’s annual meeting. Our candidates, Tim Erikson and Brad Tirpak, are seasoned executives with extensive experience as directors of public companies. We are confident that Tim and Brad will approach the problems at TSR with an open mind and an unwavering commitment to building stockholder value. We believe that they are the right stewards at this important moment in TSR’s history.”

At the annual meeting, Zeff Capital also intends to present a stockholder proposal related to the elimination of TSR’s archaic classified board, which prevents each director from being held accountable to stockholders on a yearly basis. In addition, Zeff Capital intends to present two stockholder proposals relating to important improvements to TSR’s by-laws.

Full biographies of Zeff Capital’s nominees are included below.

Biographies

Tim Eriksen

Tim Eriksen, age 49, founded Eriksen Capital Management, a Lynden, Washington-based investment advisory firm (“ECM”), in 2005. Mr. Eriksen is the President of ECM. Mr. Eriksen is the Chief Executive Officer and Chief Financial Officer of, and since July 2015 has been a director of, Solitron Devices, Inc. (“Solitron”). Solitron designs, develops, manufactures and markets solid-state semiconductor components and related devices primarily for the military and aerospace markets. Since April 2018, Mr. Eriksen has been a director of Novation Companies, Inc. (“Novation”). Novation owns Healthcare Staffing, Inc., which, among other activities, provides outsourced healthcare staffing and related services. Mr. Eriksen received a B.A. from The Master’s University and an M.B.A. from Texas A&M University.

Brad Tirpak

Brad Tirpak, age 48, is the managing partner of Palm Ventures, an investment company founded in 1992. Mr. Tirpak has been a director of Full House Resorts, Inc., a casino developer and operator, since December 2014, a director of Flowgroup plc, formerly an energy supplier, since July 2017, and a director of Birner Dental Management Services, Inc., a manager of geographically dense dental practice networks in select markets, since December 2017. From April 2015 to February 2017, he was a director of Applied Minerals, Inc., a leading producer of halloysite clay and advanced natural iron oxide solutions, and from January 2010 to February 2012, he was a director of USA Technologies, Inc., a digital payment, consumer engagement and logistics service provider. From 2009 to 2016, Mr. Tirpak was founder and Chief Executive Officer of Locke Partners and managed various investment partnerships that focused on engaging public companies to improve corporate governance and improve stockholder returns. Mr. Tirpak received a B.S. from Tufts University and an M.B.A from Georgetown University.

Additional Information and Where to Find It

Zeff Capital, L.P., Zeff Holding Company, LLC and Daniel Zeff (collectively, “Zeff Capital”) are participants in the solicitation of proxies from stockholders of TSR, Inc. (“TSR”) in connection with TSR’s 2018 Annual Meeting of Stockholders (the “Annual Meeting”). Zeff Capital intends to file a proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Annual Meeting.

Zeff Capital is the beneficial owner of approximately 22.3% of TSR’s common stock. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Proxy Statement and other relevant documents to be filed by Zeff Capital with the SEC in connection with the Annual Meeting.

Promptly after filing their definitive Proxy Statement with the SEC, Zeff Capital intends to mail the definitive Proxy Statement and a WHITE proxy card to stockholders. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ZEFF CAPITAL WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the Proxy Statement, any amendments or supplements thereto and any other relevant documents filed by Zeff Capital with the SEC in connection with the Annual Meeting at the SEC’s website (http://www.sec.gov). Copies of Zeff Capital’s definitive Proxy Statement, any amendments or supplements thereto and any other relevant documents filed by Zeff Capital with the SEC in connection with the Annual Meeting will also be available, free of charge, by contacting Zeff Capital’s proxy solicitor, InvestorCom, at 65 Locust Avenue Suite 302, New Canaan, CT 06840, or by phone at (203) 972-9300.

About Zeff Capital

Zeff Capital, L.P., founded in 2009, is a highly selective value investment fund focused on the least efficient sectors of the market. The fund seeks long term investments in deeply undervalued securities with great long term potential.

Contact

Daniel Zeff

Zeff Capital, L.P.

(415) 847-6808

danielzeff@yahoo.com